UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)    February 14, 2006
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)
Registrant’s telephone number, including area code    (216) 706-9250
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On February 14, 2006, upon recommendation of the Compensation Committee, the Company’s Board of Directors (the “Board”) approved the LESCO Management Bonus Plan for 2006 and the LESCO Executive Bonus Plan for 2006 (collectively, the “2006 Bonus Plans”), copies of which are filed as Exhibits 10(a) and 10(b) to this Form 8-K, respectively, and incorporated herein by reference.
     The Board, upon recommendation of the Compensation Committee, also approved target financial performance measures and individual performance measures for participants in the 2006 Bonus Plans. The financial performance measures for 2006 are based on basic earnings per share, return on invested capital and sales growth percentage over prior year. For all participants except Mr. Rutherford, each financial performance measure accounts for 25% of the target bonus, and individual performance accounts for the remaining 25%. A bonus based on individual performance will only be paid if at least one of the financial performance measures is met. Mr. Rutherford’s bonus is based solely on the Company’s financial performance. Each financial performance measure accounts for 33-1/3% of his bonus.
     Under the 2006 Bonus Plans, a bonus equal to a multiple of the participant’s target bonus percentage with respect to a financial performance measure will be paid depending on the performance level achieved by LESCO with respect to that performance measure.

Level of Financial Performance	Multiple of Target Bonus Percentage Paid

Less than threshold level	0%

Threshold level (90% of target)	80%

Target level (100% of target)	100%

Maximum level (150% of target)	200%
When the level of performance under the performance measure is between threshold and target levels, or target and maximum levels, the bonus payable is determined by interpolation.
     A bonus equal to a multiple of the participant’s target bonus percentage with respect to individual performance will be paid depending on the performance level achieved by the participant.

Agreed Upon Goals/Performance Rating	Multiple of Target Bonus Percentage Paid

Does not meet	0-20%

Meets	70-100%

Exceeds	100-120%

     The LESCO Executive Bonus Plan for 2006 contains an additional contingency. Bonuses will be paid to participants in that plan only to the extent that (a) the Company’s earnings before interest and taxes (“EBIT”) in 2006 less the Company’s 2006 plan for EBIT is greater than or equal to (b) the amount of bonuses otherwise payable under the plan. If (a) EBIT in 2006 less the Company’s plan for EBIT in 2006 is less than (b) the amount of bonus otherwise payable, bonuses under the plan will be reduced accordingly.
     Currently, seven (7) executive officers are eligible to participate in the LESCO Executive Bonus Plan for 2006, including the named executive officers whose target bonus levels, as a percent of salary, are set forth below:

Jeffrey L. Rutherford	President and Chief Executive Officer	60%

Bruce K. Thorn	Chief Operating Officer	40%

Michael A. Weisbarth	Vice President, Chief Financial Officer	25%

Kathleen M. Minahan	Vice President, General Counsel & Secretary	25%
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.

10(a)	LESCO Management Bonus Plan for 2006

10(b)	LESCO Executive Bonus Plan for 2006
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)

Date: February 21, 2006	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford President and Chief Executive Officer

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